EXHIBIT 10.19

                                 TRIBUNE COMPANY
                   1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


                                    ARTICLE I
                                     GENERAL

1.1 Purpose. Tribune Company, a Delaware corporation (the "Company"), hereby adopts this 1995 Nonemployee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to increase the stock ownership of nonemployee directors, to further align their interests with those of the Company's other stockholders and to foster and promote the long-term financial success of the Company by attracting and retaining outstanding nonemployee directors by enabling them to participate in the Company's growth through automatic, nondiscretionary grants of Options (as defined in Article II).

1.2 Participation. Only directors of the Company who at the time a grant is made meet the following criteria ("Directors") shall receive grants under the Plan:
(a) the director is not, and has not been for at least three years, an employee or officer of the Company or any subsidiary of the Company and (b) the director is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").

1.3 Shares Subject to The Plan. Shares of stock covered by grants under the Plan may be in whole or in part authorized and unissued or treasury shares of the Company's common stock or such other shares as may be substituted pursuant to
Section 3.2 ("Common Stock"). The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 100,000 (subject to adjustment pursuant to Section 3.2). Any shares of Common Stock subject to an Option which for any reason is cancelled or terminated, without having been exercised, shall again be available for grants under the Plan.


                                   ARTICLE II
                                  STOCK OPTIONS

2.1 Grant of Stock Options. Effective on the date of each annual meeting of the stockholders of the Company at which Directors are elected ("Annual Meeting") commencing with the Annual Meeting in 1995, each Director in office on adjournment of said meeting will automatically be awarded a non-qualified stock option (an "Option") under the Plan to purchase 1,000 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. The Options are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.





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2.2 Stock Option Certificates. The grant of an Option shall be evidenced by a Notice of Grant and Terms Sheet executed by an officer of the Company.

2.3 Option Price. The purchase price of Common Stock under each Option (the "Option Price") granted shall be the Fair Market Value of the Common Stock as of the date of the Annual Meeting.

2.4      Exercise and Term of Options.

         (a) Options may be exercised by the delivery of written notice of exercise and the Option Price for the shares to be purchased to the Corporate Secretary of the Company. The Option Price shall be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Company to do so may result in a possible violation of law, by delivery of Common Stock already owned by the Director for at least six months valued at Fair Market Value on the date of exercise. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Director a certificate or certificates representing the acquired shares of Common Stock.

         (b) Each Option shall become exercisable beginning six months and one day after the date it is granted and may be exercised at any time until (subject to Section 3.1) the first to occur of the tenth anniversary of the date such Option was granted or the third anniversary of the date the Director ceases to be a Director (whether by death, disability, retirement or resignation). In the event of the death of a former Director prior to the exercise of any Options which were then exercisable, such Options may be exercised as provided in
Section 3.1 until the third anniversary of the date the former Director ceased to be a Director; provided, that Options not exercisable on the day a person ceases to be a Director for any reason shall be cancelled.


                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

3.1 Nontransferability; Beneficiaries. No Option granted under the Plan shall be transferable by the Director otherwise than by will or, if the Director dies intestate, by the laws of descent and distribution. All grants shall be exercisable during the Director's lifetime only by the Director or his personal representative. Any transfer contrary to this Section 3.1 will make the Option null and void. In the event of a Director's death prior to the exercise of any Options which were then exercisable, such Options may be exercised by the Director's beneficiary, designated as provided below, or, in the absence of any such designation, the Director's estate for the period indicated in Section 2.4(b) above. Each Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options and receive such certificates. Each designation will revoke all prior designations by such Director, and will be effective only when filed by the Director during the Director's lifetime with the Corporate Secretary.





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3.2 Adjustments Upon Certain Changes. If any of the events described in Sections
4.4(a) or (b) of the Company's 1992 Long-Term Incentive Plan shall occur, the number of shares authorized by the Plan, the number of shares covered by
Outstanding   Options  and  the  Option  Prices   specified   therein  shall  be
automatically adjusted on the same basis to give the proper effect to such change so as to prevent the dilution or enlargement of rights under Options. In the event fractional shares would otherwise result from any such adjustment, the number of shares so authorized and covered and the Option Prices thereof shall be further adjusted so as to eliminate such fractions.

3.3      Amendment, Suspension and Termination of Plan.

         (a) The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed (a) except as provided in Section 3.2, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Directors under the Plan. No such amendment, suspension, or termination shall (x) impair the rights of Directors under any outstanding Options without the consent of the Directors affected thereby or (y) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

         (b) The provisions of Sections 1.2, 2.1, 2.3 and 3.4 may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, and the rules thereunder.

3.4 Definition of Fair Market Value. The term "Fair Market Value" unless otherwise required by any applicable provision of the Code or any regulations issued thereunder shall mean, as of any date, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions List (or such other consolidated transaction reporting system on which the Common Stock is primarily trade) for such day, or if the Common Stock was not traded on such day, then the next preceding day on which the stock was traded, all as reported by such source as the Board of Directors may select. If the Common Stock is not readily tradeable on a national securities exchange or other market system, its Fair Market Value shall be set under procedures established by the Board of Directors on the advice of an investment advisor.

3.5 Plan Not Exclusive. The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Directors.




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3.6 Listing,  Registration and Legal Compliance. Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any shares of Common Stock or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the grant of such Option or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Option may be exercised unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Company may at any time impose any limitations upon the exercise, of any Option which, in the opinion of the Board of Directors, are necessary or desirable in order to cause the Plan or any other plan of the Company to comply with Rule 16b-3 and preserve the disinterestedness of the directors under Rule 16b-3. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors may, without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

3.7 Rights of Directors. Nothing in the Plan shall confer upon any Director any right to serve as a Director for a period of time or to continue his present or any other rate of compensation.

3.8 Requirements of Law; Governing Law. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

3.9 Change in Control. In the event of a Change in Control of the Company (as defined in Section 12.2 of the Company's 1992 Long-Term Incentive Plan), all outstanding Options granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety.

3.10 Effective Date. The Plan shall, subject to the approval of the holders of a majority of the votes of all shares present, or represented, and entitled to be cast on the matter at the 1995 Annual Meeting, be deemed effective as of such Annual Meeting. No grants shall be made hereunder after May 31, 2005.



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3/8/95
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